Exhibit 99.3

Unaudited pro forma condensed combined financial information

(in thousands)

On June 1, 2021, Deluxe Corporation (“Deluxe”) acquired all of the equity of FAPS Holdings, Inc. (“FAPS” or “First American”) in a cash transaction for $956,717, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired, subject to customary adjustments under the terms of the acquisition agreement. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed resulted in non-tax deductible goodwill of $736,308. The transaction resulted in goodwill as First American provides an end-to-end payments technology platform, which Deluxe believes will provide significant leverage to accelerate organic growth.

In June 2021, Deluxe executed a new credit agreement that provides for a 5-year revolving credit facility with commitments of $500,000 (the “Revolving Credit Facility”) and a term loan facility in the amount of $1,155,000 (the “Term A Loan Facility”, and together with the Revolving Credit Facility, the “New Credit Facilities”). The Revolving Credit Facility includes a $40,000 swingline sub-facility and a $25,000 letter of credit sub-facility. Deluxe’s previous credit facility agreement was terminated contemporaneously with Deluxe’s entry into the new credit agreement and was repaid utilizing proceeds from the New Credit Facilities. Deluxe also utilized the proceeds from the New Credit Facilities to complete the acquisition of First American in June 2021 and to pay related debt issuance costs. In June 2021, Deluxe issued $500,000 of 8.0% senior unsecured notes that mature in June 2029 (the “senior notes”). The senior notes were issued via a private placement under Rule 144A of the Securities Act of 1933. Proceeds from the senior notes offering, net of discount and offering costs, were $490,741, resulting in an effective interest rate of 8.3%. The net proceeds from the senior notes offering were used to fund the acquisition of First American in June 2021.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of comprehensive income for the three months ended March 31, 2021 and the year ended December 31, 2020 are based on the historical consolidated financial statements of Deluxe and FAPS. The unaudited pro forma condensed combined statements of comprehensive income give effect to the acquisition of FAPS and related financing as if it had occurred on January 1, 2020, and for purposes of the pro forma condensed combined balance sheet, as if it had occurred on March 31, 2021.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of FAPS and the related financing occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The combined company’s actual financial condition and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

An updated determination of the fair value of First American’s assets acquired, and liabilities assumed, will be performed within one year of the closing of the acquisition. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s balance sheet and statement of comprehensive income. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with the audited and unaudited historical financial statements and related notes of each of Deluxe and First American included elsewhere in this Form 8-K/A or included in Deluxe’s filings with the Securities and Exchange Commission. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Revision – As discussed in Deluxe’s quarterly report on Form 10-Q for the second quarter of 2021, during the second quarter of 2021, Deluxe identified errors in the calculations of the goodwill impairment charges recorded during the first quarter of 2020 and the third quarter of 2019, resulting in an understatement of the goodwill impairment charges and net losses and an overstatement of goodwill. The errors in Deluxe’s calculations resulted from the erroneous application of the simultaneous equation method, which effectively grosses up the goodwill impairment charge to account for the related income tax benefit, so that the resulting carrying value does not exceed the calculated fair value.

The adjustments for 2020 resulted in an increase of $3,776 in the pretax asset impairment charges. Net of the related tax benefit of $212, this resulted in an increase in net loss of $3,564 for 2020 and a decrease in net income of $3,563 for the year ended December 31, 2020. The impact of the revision on the consolidated statement of comprehensive loss for the year ended December 31, 2020 was as follows:

(in thousands, except per share amounts)	As previously reported	Adjustments	As revised
Asset impairment charges	$(97,973)	$(3,776)	$(101,749)
Operating income	44,505	(3,776)	40,729
Income before income taxes	30,579	(3,776)	26,803
Income tax provision	(21,680)	212	(21,468)
Net income (loss)	8,899	(3,564)	5,335
Net income (loss) attributable to Deluxe	8,808	(3,564)	5,244
Basic loss per share	0.21	(0.09)	0.12
Diluted loss per share	0.19	(0.08)	0.11

The impact of the revision on the consolidated balance sheet as of March 31, 2021 was as follows:

(in thousands)	As previously reported	Adjustments	As revised
ASSETS
Deferred income taxes	$4,636	$1,198	$5,834
Goodwill	736,862	(33,886)	702,976
Total assets	1,893,252	(32,688)	1,860,564
LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income taxes	$15,265	$(5,242)	$10,023
Retained earnings	534,059	(27,446)	506,613
Total shareholders' equity	558,819	(27,446)	531,373
Total liabilities and shareholders' equity	1,893,252	(32,688)	1,860,564

Unaudited pro forma condensed combined balance sheet
as of March 31, 2021
(Dollars in thousands)

		FAPS Historical - After Reclassification	Transaction Accounting Adjustments
Description	Deluxe Historical	Adjustments (Note 2)	Financing Adjustments	Note 4	Acquisition Adjustments	Note 4	Pro Forma Combined
(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$125,440	$13,287	$985,090	[a]	$(954,209)	[b]	$169,608
Trade accounts receivable, net	139,547	26,034	-		1,262	[b]	166,843
Inventories and supplies, net	37,119	1,343	-		639	[b]	39,101
Funds held for customers	122,466	14,386	-		(6,480)	[b]	130,372
Revenue in excess of billings	27,655	-	-		-		27,655
Other current assets	52,269	3,921	-		2,560	[d]	58,750
Total current assets	504,496	58,971	985,090		(956,228)		592,329

Deferred income taxes	5,834	-	-		-		5,834
Long-term investments	46,147	-	-		-		46,147
Property, plant and equipment, net	87,836	13,689	-		(3,816)	[b]	97,709
Operating lease assets	41,288	-	-		24,506	[e]	65,794
Intangibles, net	254,152	74,132	-		201,285	[f]	529,569
Goodwill	702,976	343,945	-		392,363	[g]	1,439,284
Other non-current assets	217,835	11,067	5,380	[l]	(7,842)	[c] [h]	226,440
Total assets	$1,860,564	$501,804	$990,470		$(349,732)		$3,003,106

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$109,064	$2,840	$-		$15,635	[b]	$127,539
Funds held for customers	120,581	10,656	-		(1,228)	[b]	130,009
Accrued liabilities	174,923	47,130	-		(10,642)	[e] [j][k]	211,411
Total current liabilities	404,568	60,626	-		3,765		468,959

Long-term debt	840,000	246,107	990,470	[n]	(246,107)	[i]	1,830,470
Operating lease liabilities	34,288	-	-		21,427	[e]	55,714
Deferred income taxes	10,023	26,505	-		51,216	[k]	87,744
Other non-current liabilities	40,312	4,493	-		(116)	[b]	44,690
Commitments and contingencies	-	-	-		-		-

Shareholders' equity:
Common shares	42,104	-	-		-		42,104
Class A common stock	-	100	-		(100)	[m]	-
Class B common stock	-	-	-		-	[m]	-
Class C common stock	-	-	-		-	[m]	-
Redeemable preferred stock	-	18,608	-		(18,608)	[m]	-
Treasury stock, at cost	-	(1,991)	-		1,991	[m]	-
Shareholder notes receivable	-	(3,177)	-		3,177	[d]	-
Additional paid-in capital	22,306	151,521	-		(151,521)	[m]	22,306
Retained earnings	506,613	(987)	-		(14,856)	[m]	490,770
Accumulated other comprehensive loss	(39,824)	-	-		-	[m]	(39,824)
Non-controlling interest	174	-	-		-		174
Total shareholders' equity	531,373	164,073	-		(179,917)		515,529

Total liabilities and shareholders' equity	$1,860,564	$501,804	$990,470		$(349,732)		$3,003,106

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined statement of comprehensive income for the three months ended March 31, 2021
(Dollars in thousands)

		FAPS Historical - After Reclassification	Transaction Accounting Adjustments
Description	Deluxe Historical	Adjustments (Note 2)	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
(in thousands)
Product revenue	$299,053	$4,888	$-		$-		$303,941
Service revenue	142,211	71,953	-		-		214,164
Total revenue	441,264	76,841	-		-		518,105
Cost of products	(107,325)	(2,838)	-		-		(110,163)
Cost of services	(71,184)	(41,774)	-		(2,063)	[a]	(115,021)
Total cost of revenue	(178,509)	(44,612)	-		(2,063)		(225,184)
Gross profit	262,755	32,229	-		(2,063)		292,921

Selling, general and administrative expense	(212,436)	(22,114)	-		925	[a] [d] [h]	(233,625)
Restructuring and integration expense	(14,313)	-	-		-		(14,313)
Asset impairment charges	-	-	-		-		-
Operating income (loss)	36,006	10,115	-		(1,138)		44,983

Interest expense	(4,524)	(3,708)	(13,716)	[c]	3,708	[b]	(18,240)
Other income	2,033	10	-		-		2,043
Income (loss) before income taxes	33,515	6,417	(13,716)		2,570		28,786

Income tax provision	(9,190)	(1,607)	3,566	[e]	(786)	[e]	(8,017)
Net income	24,325	4,810	(10,150)		1,784		20,769
Net income attributable to non-controlling interest	(33)	-	-		-		(33)
Net income attributable to controlling interest	$24,292	$4,810	$(10,150)		$1,784		$20,736
Basic earnings per share	0.58						0.49
Diluted earnings per share	0.57						0.48
Basic weighted average shares outstanding	42,046				294	[i]	42,340
Diluted weighted average shares outstanding	42,504				352	[i]	42,856

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined statement of comprehensive income (loss)
for the year ended December 31, 2020
(Dollars in thousands)

		FAPS Historical - After Reclassification	Transaction Accounting Adjustments
Description	Deluxe Historical	Adjustments (Note 2)	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
(in thousands)
Product revenue	$1,230,638	$18,460	$-		$-		$1,249,098
Service revenue	560,143	269,862	-		-		830,005
Total revenue	1,790,781	288,322	-		-		2,079,103
Cost of products	(458,637)	(10,661)	-		-		(469,298)
Cost of services	(272,134)	(155,840)	-		(8,250)	[a]	(436,224)
Total cost of revenue	(730,771)	(166,501)	-		(8,250)		(905,522)
Gross profit	1,060,010	121,821	-		(8,250)		1,173,581

Selling, general and administrative expense	(841,658)	(94,502)	-		(32,315)	[a][d] [f][g]	(968,475)
Restructuring and integration expense	(75,874)	-	-		-		(75,874)
Asset impairment charges	(101,749)	-	-		-		(101,749)
Operating income (loss)	40,729	27,319	-		(40,565)		27,483

Interest expense	(23,140)	(21,643)	(51,262)	[c]	21,643	[b]	(74,402)
Other income	9,214	16	-		-		9,230
Income (loss) before income taxes	26,803	5,692	(51,262)		(18,922)		(37,689)

Income tax provision	(21,468)	(2,091)	13,328	[e]	2,598	[e]	(7,633)
Net income (loss)	5,335	3,601	(37,934)		(16,324)		(45,322)
Net income attributable to non-controlling interest	(91)	-	-		-		(91)
Net income (loss) attributable to controlling interest	$5,244	$3,601	$(37,934)		$(16,324)		$(45,413)
Basic earnings (loss) per share	0.12						(1.08)
Diluted earnings (loss) per share	0.12						(1.09)
Basic weighted average shares outstanding	41,931				294	[i]	42,225
Diluted weighted average shares outstanding	42,142				83	[i]	42,225

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to unaudited pro forma condensed combined financial information

Note 1 – Basis of presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared pursuant with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined statements of comprehensive income for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the historical consolidated statements of comprehensive income of Deluxe and First American included in the applicable 2021 first quarter financial statements and 2020 year-end financial statements, giving effect to the merger as if it had been completed on January 1, 2020. The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical consolidated balance sheets of Deluxe and First American included in the applicable 2021 first quarter financial statements, giving effect to the acquisition of FAPS as if it had been completed on March 31, 2021.

Deluxe and First American’s historical financial statements were prepared in accordance with U.S. GAAP. As discussed in Note 2, certain information of First American, as presented in its historical financial statements, has been reclassified to conform to the historical presentation of Deluxe’s financial statements for purposes of preparing the unaudited pro forma condensed combined financial information. Further, there were no material transactions and balances between Deluxe and First American as of and for the three months ended March 31, 2021 and the year ended December 31, 2020.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Deluxe considered the acquirer of First American. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of First American based upon management’s preliminary estimate of their fair values as of June 1, 2021. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. The acquisition consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but not later than one year from the closing of the acquisition. Deluxe believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the acquisition of FAPS and the debt financing based on information available to management at the time of preparation of the unaudited pro forma condensed combined financial information and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Reclassification adjustments

As part of preparing the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of First American’s financial information to identify differences in accounting policies as compared to those of Deluxe and differences in financial statement presentation as compared to the presentation of Deluxe.

Refer to the table below for a summary of identified reclassification adjustments made to present First American’s consolidated balance sheet as of March 31, 2021 to conform presentation to that of Deluxe and to Note 4 in relation to adoption of leasing standard ASC 842 for additional information:

FAPS Consolidated Balance Sheet Line Items	Deluxe Consolidated Balance Sheet Line Items	FAPS Historical Consolidated Balance Sheet	Reclassification	Note 2	FAPS Historical - After Reclassification (rounded)
					(In thousands)
Cash & cash equivalents	Cash and cash equivalents	$13,287,322	$-		$13,287
Current portion of restricted cash		316,889	(316,889)	(a)	-
Funds held for merchants	Funds held for customers	9,882,827	4,503,481	(a)	14,386
Accounts receivable, net	Trade accounts receivable, net	26,033,615			26,034
Expected merchant funds		456,307	(456,307)	(a)	-
Current portion of lease payments receivable, net		559,928	(559,928)	(b)	-
Inventory, net	Inventories and supplies, net	1,343,392	-		1,343
Current portion of notes receivable		-	-		-
Other current assets	Other current assets	3,360,594	559,928	(b)	3,921
Restricted cash		3,730,285	(3,730,285)	(a)	-
Lease payments receivable, net		1,296,490	(1,296,490)	(c)	-
Other assets	Other non-current assets	9,770,632	1,296,490	(c)	11,067
Property and equipment, net	Property, plant and equipment, net	32,537,255	(18,847,911)	(c)	13,689
Intangible assets, net	Intangibles, net	55,283,892	18,847,911	(c)	74,132
Goodwill	Goodwill	343,945,227	-		343,945
Funds owed to merchants	Funds held for customers	10,656,022	-		10,656
Accounts payable	Accounts payable	2,839,803			2,840
Income taxes payable		1,785,558	(1,785,558)	(d)	-
Reserve for chargebacks and merchant loss		426,933	(426,933)	(d)	-
Accrued expenses and other liabilities	Accrued liabilities	40,492,883	6,637,100	(d)	47,130
Deferred revenue		4,424,609	(4,424,609)	(d)	-
Other long-term liabilities	Other non-current liabilities	4,493,276	-		4,493
Deferred tax liability, net	Deferred income taxes	26,505,444	-		26,505
Long-term debt obligations	Long-term debt	246,106,724	-		246,107
Redeemable preferred stock		18,608,364	-		18,608
	Common shares	-	-		-
Common stock-Class C		-	-		-
Common stock-Class B		-	-		-
Common stock-Class A		99,512	-		100
Treasury stock		(1,991,123)	-		(1,991)
Additional paid-in capital	Additional paid-in capital	151,520,522			151,521
Shareholder notes receivable		(3,177,353)	-		(3,177)
Retained earnings	Accumulated deficit	(986,519)	-		(987)

(a)	Represents a reclassification of current portion of restricted cash, expected merchant funds, and restricted cash to funds held for customers to conform to Deluxe presentation.

(b)	Represents a reclassification of current portion of lease payments receivable, net and current portion of notes receivable to other current assets to conform to Deluxe presentation.

(c)	Represents a reclassification of lease payments receivable and notes receivable to other non-current assets and a reclassification of capitalized computer software costs (included in First American’s property & equipment financial statement line item) to intangible assets to conform to Deluxe presentation.

(d)	Represents a reclassification of income taxes payable, reserve for chargebacks and merchant loss, and deferred revenue to accrued liabilities to conform to Deluxe presentation.

*Amounts may not sum due to rounding.

Refer to the table below for a summary of reclassification adjustments made to First American’s consolidated statement of comprehensive income for the three months ended March 31, 2021 to conform presentation:

FAPS Consolidated Comprehensive income Statement Line Items	Deluxe Consolidated Comprehensive income Statement Line Items	FAPS Consolidated Statement of Comprehensive income	Reclassification		FAPS Historical - After Reclassification (rounded)
					(In thousands)
Revenue		$76,840,540	$(76,840,540)	(e)	$-
	Product revenue	-	4,888,034	(e)	4,888
	Service revenue	-	71,952,506	(e)	71,953
Other costs of service		44,612,118	(44,612,118)	(f)	-
	Cost of products	-	2,837,897	(f)	2,838
	Cost of services	-	41,774,221	(f)	41,774
Selling, general and administrative expenses	Selling, general and administrative expense	16,834,392	5,279,885	(g)	22,114
Depreciation and amortization		5,279,885	(5,279,885)	(g)	-
Interest expense	Interest expense	3,708,402			3,708
Other (income) expense	Other income, net	(10,140)			(10)
Provision (benefit) for income taxes	Income tax provision	1,606,863			1,607

(e)	Represents a reclassification of revenue to product revenue and service revenue to conform to Deluxe presentation.

(f)	Represents a reclassification of cost of sales to cost of products and cost of services to conform to Deluxe presentation.

(g)	Represents a reclassification of depreciation and amortization to selling, general and administrative expenses to conform to Deluxe presentation.

Refer to the table below for a summary of reclassification adjustments made to First American’s consolidated statement of comprehensive income for the year ended December 31, 2020 to conform presentation:

FAPS Consolidated Comprehensive income Statement Line Items	Deluxe Consolidated Comprehensive income Statement Line Items	FAPS Consolidated Statement of Comprehensive income	Reclassification	Note 2	FAPS Historical - After Reclassification (rounded)
					(In thousands)
Revenue		$288,322,188	$(288,322,188)	(e)	$-
	Product revenue	-	18,460,488	(e)	18,460
	Service revenue	-	269,861,700	(e)	269,862
Other costs of service		166,501,208	(166,501,208)	(f)	-
	Cost of products	-	10,660,621	(f)	10,661
	Cost of services	-	155,840,587	(f)	155,840
Selling, general and administrative expenses	Selling, general and administrative expense	70,109,486	24,393,067	(g)	94,502
Depreciation and amortization		24,393,067	(24,393,067)	(g)	-
Interest expense	Interest expense	21,642,621			21,643
Other (income) expense	Other income, net	(16,440)			(16)
Provision (benefit) for income taxes	Income tax provision	2,091,075			2,091

(e)	Represents a reclassification of revenue to product revenue and service revenue to conform to Deluxe presentation.

(f)	Represents a reclassification of cost of sales to cost of products and cost of services to conform to Deluxe presentation.

(g)	Represents a reclassification of depreciation and amortization to selling, general and administrative expenses to conform to Deluxe presentation.

Note 3 - Preliminary purchase price allocation

On June 1, 2021, Deluxe acquired all of the equity of First American in a cash transaction for $956,717, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired, subject to customary adjustments under the terms of the acquisition agreement. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed resulted in non-tax deductible goodwill of $736,308. The transaction resulted in goodwill as First American provides an end-to-end payments technology platform, which Deluxe believes will provide significant leverage to accelerate organic growth.

The acquisition was accounted for as a business combination and the preliminary allocation of the purchase price to the assets acquired and liabilities assumed was based upon preliminary valuations performed to determine the fair values of the acquired items as of the acquisition date. As these valuations, particularly as they relate to intangible assets, were preliminary, they may be adjusted for up to one year after the closing date to reflect final valuations. The following illustrates the preliminary allocation of the purchase price, as of June 30, 2021, to the assets acquired and liabilities assumed:

(in thousands)	Purchase price allocation
Accounts receivable	$27,296
Other current assets	8,533
Property, plant and equipment	9,873
Operating lease assets	24,506
Intangible assets:
Customer relationships	118,000
Partner relationships	67,000
Technology-based intangibles	66,000
Trade names	22,000
Internal-use software	2,417
Total intangible assets	275,417
Goodwill	736,308
Other non-current assets	350
Accounts payable	(18,475)
Funds held for customers	(9,428)
Accrued liabilities	(20,645)
Operating lease liabilities, non-current	(21,426)
Deferred income taxes	(51,216)
Other non-current liabilities	(4,376)
Payment for acquisition, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired of $15,841	$956,717

Note 4 – Adjustments to the unaudited pro forma condensed combined balance sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(a)	Represents cash received from issuance of the Term A Loan Facility in June 2021 due in 2026 (interest rate of LIBOR plus 2.25%), the Revolving Credit Facility due in 2026 (interest rate of LIBOR plus 2.25%), and the senior notes due 2029. Assumes a drawdown of $198,000 of total available $500,000 of the Revolving Credit Facility. Additionally, represents the repayment of the amount drawn on Deluxe’s existing credit facility of approximately $840,000.

Description	Amount
(in thousands)
Proceeds from the Term A Loan Facility due in 2026	$1,155,000
Proceeds from the Revolving Credit Facility due in 2026	198,000
Proceeds from the senior notes due 2029	500,000
Total sources of funding	1,853,000
Debt issuance costs (i)	(27,910)
Total sources of funding, net of debt issuance costs	1,825,090
Repayment of existing credit facility	(840,000)
Cash (pro forma financing adjustment)	$985,090

(i) In relation to the Term A Loan Facility, the Revolving Credit Facility, and the senior notes due 2029, estimated debt issuance costs amount to $14,100, $5,400 and $8,400, respectively. The deferred debt issuance costs related to the Term A Loan Facility and the senior notes due 2029 are presented as a direct deduction from the face amount of the debt, while the deferred debt issuance costs related to the Revolving Credit Facility are classified as other assets.

(b)	Represents the cash consideration paid to FAPS shareholders (a portion of which First American used to repay the existing outstanding debt and associated accrued interest) and the adjustments necessary to reflect the fair value of assets and liabilities on the acquisition date. The $972,558 includes $15,841 of cash, cash equivalents, restricted cash and restricted cash equivalents acquired.

(in thousands)	Purchase price allocation
Cash	$5,061
Accounts receivable	27,296
Inventory	1,982
Funds held for customers	7,906
Other current assets	6,481
Property, plant and equipment	9,873
Operating lease assets	24,506
Intangible assets:
Customer relationships	118,000
Partner relationships	67,000
Technology-based intangibles	66,000
Trade names	22,000
Internal-use software	2,417
Total intangible assets	275,417
Goodwill	736,308
Other non-current assets	3,225
Accounts payable	(18,475)
Funds held for customers	(9,428)
Accrued liabilities	(20,645)
Operating lease liabilities, non-current	(21,426)
Deferred income taxes	(51,216)
Other non-current liabilities	(4,376)
Payment for acquisition	$972,558

(c)	Represents the elimination of previously capitalized indirect leasing costs on First American’s balance sheet as under the acquisition method of accounting, capitalization of initial direct costs does not qualify for recognition as an asset ($206 as of March 31, 2021).

Description	Amount
(in thousands)
Elimination of FAPS historical capitalized initial leasing direct costs - Note 4(c)	$(206)
Adjustments necessary to reflect the fair value of assets and liabilities on the acquisition date as noted in note 4(b)	511
Elimination of deferred contract acquisition costs – see Note 4(h)	(8,147)
Other non-current assets (pro forma acquisition adjustment)	$(7,842)

(d)	Represents the reclassification of the existing First American shareholder notes receivable from equity to other current assets as such amounts represent a receivable from the selling shareholders which were repaid following the acquisition of FAPS (approximately $3,200 as of March 31, 2021) and the adjustments necessary to reflect the fair value of assets and liabilities on the acquisition date as noted in note 4(b).

(e)	Represents an adjustment for the estimated impact of the new leasing standard (ASC 842), assuming First American had adopted this standard as of March 31, 2021. For the purpose of the pro forma financial statements, right of use assets is presented as an estimate that equals to the operating lease liability.

Description	Amount
(in thousands)
Right-of use assets, net (pro forma acquisition adjustment)	$24,506
Operating lease liabilities
Current (pro forma acquisition adjustment)	3,079
Long-term (pro forma acquisition adjustment)	21,427
Total	$24,506

(f)	Represents the pro forma adjustment to intangible assets, net based on a preliminary fair value assessment:

Description	Amount
(in thousands)
To record the fair value of intangible assets acquired	$275,417
Elimination of FAPS’ historical intangible assets, net	(74,132)
Intangibles, net (pro forma acquisition adjustment)	$201,285

The fair values of the intangible assets were determined using income approaches based on specific data provided by Deluxe and First American. Market participant assumptions were also used in valuation analysis where appropriate.

The fair values of the customer-related and partner relationship intangible assets were determined by using an income approach, specifically a multi-period excess earnings method (MPEEM), which is a commonly accepted valuation approach. The MPEEM is a specific application of the discounted cash flow (DCF) method. The principle behind the MPEEM is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable only to the subject intangible asset after deducting contributory asset charges (CAC). The principle behind a CAC is that an intangible asset ‘rents’ or ‘leases’ from a hypothetical third party all the assets it requires to produce the cash flows resulting from its development, that each project rents only those assets it needs (including elements of goodwill) and not the ones that it does not need, and that each project pays the owner of the assets a fair return on (and of, when appropriate) the value of the rented assets.

The fair values of the trade names and technology-based intangibles were also determined by using an income approach, specifically the Relief-from-Royalty Method, which is a commonly accepted valuation approach. The basic tenet of the Relief-from-Royalty Method is that without ownership of the subject intangible asset, the user of that intangible asset would have to make a stream of payments to the owner of the asset in return for the rights to use that asset. By acquiring the intangible asset, the user avoids these payments.

(g)	Represents the recognition of the goodwill based on the preliminary purchase price allocation. The preliminary purchase price allocation represents the excess of the estimated merger consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed. Refer to Note 3 for further details related to the preliminary estimated merger consideration allocation. This adjustment also includes the elimination of First American’s historical goodwill of $343,945 as of March 31, 2021.

Description	Amount
(in thousands)
Elimination of FAPS historical goodwill	$(343,945)
Recognition of goodwill based on preliminary purchase price allocation – see Note 3	736,308
Goodwill (pro forma acquisition adjustment)	$392,363

(h)	Represents the elimination of First American’s historical deferred contract acquisition costs of approximately $8,100 as of March 31, 2021 classified in “other non-current assets”, as under the acquisition method of accounting, deferred contract costs do not qualify for recognition as an asset.

(i)	Represents the repayment of First American’s term loan (long-term debt pro forma acquisition adjustments).

Description	Amount
(in thousands)
Repayment of existing debt (FAPS)	$(251,063)
Elimination of unamortized debt issuance costs (FAPS)	4,956
Long-term debt (pro forma acquisition adjustment)	$(246,107)

(j)	Represents the accrual of additional $15,843 transaction costs incurred by Deluxe and First American subsequent to March 31, 2021. The remaining transaction costs are included in the historical comprehensive income statement of Deluxe for the three months ended March 31, 2021. These costs will not affect the comprehensive income statement beyond 12 months after the acquisition date. Also represents the elimination of the accrued interest on First American’s existing debt which is repaid (see Note 4(i)).

Description	Amount
(in thousands)
Current portion of operating lease liabilities – Note 4(e)	$3,079
Accrual of estimated transaction cost – see above	15,843
Elimination of FAPS’ accrued interest– see above	(3,067)
Adjustments necessary to reflect the fair value of assets and liabilities on the acquisition date as noted in note 4(b)	(24,712)
Elimination of FAPS’ income taxes payable – Note 4(k)	(1,785)
Accrued liabilities (pro forma acquisition adjustment)	$(10,642)

(k)	Represents a deferred income tax liability resulting from the preliminary fair value adjustment to intangible assets and other deferrals. The estimate of the deferred tax liability was determined based on the book and tax basis difference using an estimated blended statutory income tax rate of 26%. This estimate of the deferred income tax liability is preliminary and is subject to change based upon the final determination of the fair values of identifiable intangible assets acquired by jurisdiction.

First American’s historical income taxes payable have also been removed.

(l)	Represents deferred debt issuance costs related to the Revolving Credit Facility which are classified as other assets.

(m)	Represents the elimination of First American’s equity and other equity adjustments in connection with the acquisition:

Description	Amount
(in thousands)
Common Stock - Class A	$(100)
Common Stock - Class B	-
Common Stock - Class C	-
Preferred Stock	(18,608)
Treasury Stock	1,991
Additional paid in capital	(151,521)
$(168,238)

Elimination of FAPS’ retained earnings	987
Acquisition related transaction cost – See Note 4(j)	(15,843)
Retained earnings (pro forma acquisition adjustment)	$(14,856)

(n)	Represents issuance of the Term A Loan Facility due in 2026 (interest rate of LIBOR plus 2.25%), the Revolving Credit Facility due in 2026 (interest rate of LIBOR plus 2.25%), and the senior notes due 2029. Assumes a drawdown of $198,000 of total available $500,000 of the Revolving Credit Facility. Additionally, represents the repayment of the amount drawn on Deluxe’s existing credit facility of approximately $840,000.

Description	Amount
(in thousands)
Issuance of the Term A Loan Facility due in 2026	$1,155,000
Assumed draw on the Revolving Credit Facility due in 2026	198,000
Issuance of the senior notes due 2029	500,000
Total debt prior to debt issuance costs	1,853,000
Debt issuance costs (i)	(22,530)
Total sources of funding, net of debt issuance costs	1,830,470
Repayment of existing credit facility	(840,000)
Long-term debt (pro forma financing adjustment)	$990,470

(i) The deferred debt issuance costs related to the term loan and senior unsecured note of $14,100 and $8,4000, respectively are presented as a direct deduction from the face amount of the debt, while the deferred debt issuance costs related to the Revolving Credit Facility are classified as other assets.

Note 5 – Adjustments to the unaudited pro forma condensed combined statements of comprehensive income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of comprehensive income:

(a)	Represents the pro forma acquisition adjustment to record the amortization expense based on the fair value of identified intangible assets including internally developed software discussed in Note 4(f). In addition, represents the removal of amortization expense associated with First American’s historical intangible assets discussed in Note 4(f), internally developed software discussed in Note 4(f), deferred contract acquisition costs in Note 4(h) and capitalized indirect leasing costs in Note 4(c).

Description	Note	Three Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Amortization expense for acquired intangible assets	(i)	$(9,852)	$(47,589)
Less: Historical FAPS intangible asset amortization		3,569	17,393
Less: Historical FAPS internally developed software amortization		1,148	4,488
Less: Historical FAPS deferred contract acquisition cost amortization		1,447	5,187
Less: Historical FAPS capitalized indirect lease cost amortization		30	126
Technology-related intangible amortization reflected in cost of services (pro forma acquisition adjustment)		$(2,063)	$(8,250)
All other Intangible asset amortization reflected in selling, general and administrative expense (pro forma acquisition adjustment)		$(1,595)	$(12,145)

(i)	In accordance with the acquisition method of accounting provisions under ASC 805, assets acquired, and liabilities assumed in a business combination are to be recognized at their fair values as of the acquisition date. As part of the pro forma adjustments, First American’s historical intangible assets and associated amortization are removed from the presented unaudited pro forma condensed combined financial information. Accordingly, the acquired intangible assets including technology-based intangibles, trade names, partner relationships and customer relationships are recorded at their fair value and are amortized giving effect to the acquisition as if it has been completed on January 1, 2020. The newly acquired trade names, partner relationships and technology-based intangibles have been amortized under straight-line method based on estimated useful lives ranging from 7 to 15 years. The newly acquired customer relationships have been amortized on an accelerated method over a useful life of 5 to 10 years. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $3,100, assuming an overall weighted average useful life of 9.8 years.

Intangible Type	Fair Value	Estimated useful life (in years)	Amortization Expense Three Months Ended March 31, 2021	Amortization Expense Year Ended December 31, 2020
(in thousands)
Trade names	$22,000	10	$(550)	$(2,200)
Partner segment merchant (customer relationships)	22,000	7	(1,030)	(5,500)
Merchant relationships (customer relationships)	96,000	5 to 10	(5,092)	(27,172)
Partner relationships	67,000	15	(1,117)	(4,467)
Technology-based intangibles	66,000	8	(2,063)	(8,250)
Acquired intangible assets			$(9,852)	$(47,589)

Description	Three Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Intangible asset amortization pro forma acquisition adjustment – Note 5(a)	$(1,595)	$(12,145)
Loan commitment fee – see Note 5(d)	(245)	(982)
Accrual of transaction cost – see Note 5(f)	2,765	(18,608)
Acceleration of share-based compensation expense – see Note 5(g)	-	(580)
Selling, general and administrative expense (pro forma acquisition adjustment)	$925	$(32,315)

(b)	FAPS’s term loan debt was repaid as part of the acquisition of FAPS. The adjustment represents the elimination of interest expense and debt issuance cost amortization associated with FAPS’s existing debt for the year ended December 31, 2020 and the three months ended March 31, 2021.

Description	Three Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Elimination of interest expense (FAPS)	$3,349	$20,432
Elimination of unamortized debt issuance cost (FAPS)	359	1,211
Interest expense (pro forma acquisition adjustment)	$3,708	$21,643

(c)	Represents the recognition of interest expense including the amortization of debt issuance cost related to the new debt financing to fund the acquisition less the elimination of Deluxe’s historical interest expense and debt issuance amortization costs related to the existing credit facility ($840,000 as of March 31, 2021). Deluxe new debt consists of a variable rate $1,155,000 Term A Loan Facility that matures in 2026 (interest rate of LIBOR plus 2.25%), a variable rate Revolving Credit Facility of $500,000 that matures in 2026 (interest rate of LIBOR plus 2.25%), and the senior notes that mature in 2029. For the purposes of these unaudited pro forma condensed combined financial information, Deluxe assumed a drawdown of $198,000 of total available $500,000 of the Revolving Credit Facility. In relation to the Term A Loan Facility, the Revolving Credit Facility, and the senior notes due 2029, estimated debt issuance costs amount to $14,100, $5,400 and $8,400, respectively for total debt issuance costs of $28,000. For purposes of calculating the pro forma interest expense, Deluxe used interest rates of 2.5% related to the $1,115,000 Term A Loan Facility and 2.5% related to the $198,000 draw on the Revolving Credit Facility for the three months ended March 31, 2021 and the year ended December 31, 2020.

Description	Three Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Interest expense for Term A Loan Facility, Revolving Credit Facility and senior unsecured notes	$(17,002)	$(69,450)
Amortization of debt issuance costs for Term A Loan Facility, Revolving Credit Facility and senior unsecured notes	(1,238)	(4,952)
Less:
Elimination of existing interest expense associated with existing debt	4,314	22,299
Elimination of existing debt issuance amortization	210	841
Interest Expense (pro forma financing adjustment)	$(13,716)	$(51,262)

The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the relevant periods for only the variable rate debt (the Term A Loan Facility and the Revolving Credit Facility). For the purposes of these unaudited pro forma condensed combined financial information, Deluxe assumed a drawdown of $198,000 of total available $500,000 of the Revolving Credit Facility.

Description	Three Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
1/8% increase	$(405)	$(1,691)
1/8% decrease	$405	$1,691

(d)	Amounts totaling $245 and $982 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, represent the recognition of loan commitment fee expense for the $500,000 Revolving Credit Facility. For the purposes of these unaudited pro forma condensed combined financial information, Deluxe assumed a drawdown of $198,000 of total available $500,000 of the Revolving Credit Facility. The remaining available line of credit will incur fees of approximately 32.5 basis points.

(e)	Represents the pro forma adjustment to record the income tax impact of the pro forma adjustments utilizing estimated consolidated effective taxes rates for the year ended December 31, 2020 and the interim period of March 31, 2021.

(f)	Represents the accrual of additional $18,608 transaction costs incurred by Deluxe and First American. These costs will not affect the comprehensive income statement beyond 12 months after the acquisition date.

(g)	Represents acceleration of all of First American’s unvested stock option awards immediately upon consummation of the acquisition. As the compensation expenses are not yet recognized in the periods presented in the unaudited pro forma condensed combined financial statements, a transaction accounting adjustment of $580 was recorded to reflect the acceleration.

(h)	Includes the pro forma adjustment to remove transaction expenses of $2,765 which were incurred in Q1 2021 but are reflected in Q1 2020 for pro forma purposes.

(i)	Represents the proforma weighted average shares outstanding of additional equity awards issued to First American employees pursuant to the Business Combination Agreement and Letter Agreement, assuming those shares and awards were outstanding for the respective periods presented. Income (loss) attributable to controlling interest for the purposes of calculating earnings per share, if dilutive, is impacted by participating securities of historical Deluxe and the re-measurement of share-based awards classified as liabilities of historical Deluxe. For purposes of calculating pro forma Basic and Diluted earnings per share, income attributable to controlling interest for the three months ended March 31, 2021 is $20,717 and $20,736, respectively. For purposes of calculating pro forma Basic and Diluted earnings (loss) per share, income (loss) attributable to controlling interest for the year ended December 31, 2020 is ($45,466) and ($46,092), respectively.